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                                                                     Exhibit 4.5



                      SULCUS HOSPITALITY TECHNOLOGIES CORP.
                          1997 NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN


         1. PURPOSE OF THE PLAN. This Sulcus Hospitality Technologies Corp. 1997 Non-Employee Directors' Stock Option Plan adopted on this 13th day of October, 1997, is intended to encourage Directors of the Company who are not officers or key employees of the Company or any of its subsidiaries to acquire or increase their ownership of common stock of the Company. The opportunity so provided is intended to foster in participants an incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

         2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

                  2.1 "AFFILIATE" means an "affiliate" within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as in effect on the date the Plan is adopted by the Board).

                  2.2 "ASSOCIATE" means an "associate" within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as in effect on the date the Plan is adopted by the Board).

                  2.3 "BENEFICIAL OWNER" means with respect to any Person, and a Person shall be deemed to "beneficially own" and be the beneficial owner of, any securities (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or

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         indirectly; (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
         (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (ii)(B) above) or disposing of any securities of the Company. Notwithstanding anything in this definition

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         of beneficial ownership to the contrary, the phrase "then outstanding,"
         when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                  2.4 "BOARD" means the Board of Directors of Sulcus Hospitality Technologies Corp.

                  2.5 "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

                           (a) any "person" (as defined in Sections 13(d) and
                  14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

                           (b) During any period of two (2) consecutive years
                  (not including any period prior to the date the Plan is adopted by the Board) there shall cease to be a majority of the Board comprised of Continuing Directors; or

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                           (c) (i) the shareholders of the Company approve a
                  merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                                    (ii) the shareholders of the Company approve
                  a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  2.6 "CODE" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

                  2.7 "COMMITTEE" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan.

                  2.8 "COMPANY" means Sulcus Hospitality Technologies Corp.

                  2.9 "CONTINUING DIRECTORS" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) constitute the Board and any new director(s) whose election by the Board or nomination

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         for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

                  2.10 "DIRECTORS" means directors who serve on the Board and who are not officers or key employees of the Company or any of its 50% or more direct or indirect subsidiaries.

                  2.11 "EFFECTIVE DATE" means October 13, 1997.

                  2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

                  2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may be amended or replaced.

                  2.14 "EXEMPT PERSON" means the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, any entity holding Shares for or pursuant to the terms of any such plan, any director of the Company holding office as of the close of business on the Effective Date who are also officers of the Company on such date, any immediate family member of or Person controlled by any such director.

                  2.15 "FAIR MARKET VALUE" means, with respect to the Shares, the closing price of the Shares on the American Stock Exchange or other national securities exchange, on the last business day prior to the date on which the value is to be determined, as reported


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         in THE WALL STREET JOURNAL or such other source of quotations for, or reports of trading of, the Shares as the Committee may reasonably select from time to time; provided, however, if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date); provided further, however, if no sales have occurred in the over-the-counter market during the three week period preceding the date on which the value is to be determined, Fair Market Value means the average of the mean between the high and low bid and asked prices for the Shares on the over-the-counter market for the three (3) month period ending on the last business day prior to the date on which the value is to be determined; provided, further, however, if the Shares are reported in the National Market List of the National Association of Securities Dealers, Inc. Automated Quotation System, the closing price shall be substituted above for the mean of the high and the low bid and asked prices.

                  2.16 "INITIAL GRANT DATE" means the first business day following the date a Director joins the Board, but only if the Director was not a Director on the Effective Date.

                  2.17 "OPTION" means the right to purchase the number of Shares specified by the Plan at a price and for a term fixed by the Plan, and subject to such other limitations and restrictions as the Plan and the Committee imposes.

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                  2.18 "OPTION AGREEMENT" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Director and which shall set forth the terms and conditions of an Option under the Plan.

                  2.19 "PERSON" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  2.20 "PLAN" means the Sulcus Hospitality Technologies Corp. 1997 Non-Employee Directors' Stock Option Plan.

                  2.21 "REGULATION T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time.

                  2.22 "RULE 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

                  2.23 "SHARES" means shares of the Company's no par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

                  2.24 "SUCCESSOR" means the legal representative of the estate of a deceased Director or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Director.

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                  2.25 "TERM" means the period during which a particular Option may be exercised.

         3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of five hundred thousand (500,000) Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

         4. ADMINISTRATION OF THE PLAN. The Board shall select the Committee, which shall consist of not less than two (2) disinterested directors as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in

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writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

         5.       GRANT OF OPTIONS.
                  -----------------

                  5.1 EXISTING DIRECTORS. Each Director who is a Director on the Effective Date shall be granted an Option on such date to purchase 5,000 Shares without further action by the Board or the Committee. On the second anniversary date of the Effective Date, each such Director who is still a Director on such anniversary date shall be granted an additional Option to purchase 5,000 Shares without further action by the Board or the Committee.

                  5.2 FUTURE DIRECTORS. Each Director who joins the Board after the Effective Date shall be granted an Option on the Initial Grant Date to purchase 5,000 Shares without further action by the Board or the Committee. On the second anniversary of the Initial Grant Date, if the Director is still a Director on such anniversary date, such Director shall be granted an additional Option to purchase 5,000 Shares without further action by the Board or the Committee.

                  5.3 LIMITATIONS. If the number of Shares available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive an Option to purchase a pro rata number of the remaining Shares available under the Plan; provided further, however, that if such proration results in fractional Shares, then such Option shall be rounded down to the nearest number of whole Shares.

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         6.       BASIC STOCK OPTION PROVISIONS.
                  ------------------------------

                  6.1 OPTION PRICE. The option price per Share of any Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                  6.2      TERMS OF OPTIONS.

                           (a) Options granted hereunder shall be exercisable
                  for a Term of ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided, and

                           (b) Except as otherwise provided in the Plan, prior
                  to its expiration or termination, any Option granted hereunder may be exercised within the following time limitations:

                                    (i) After one (1) year from the date of
                           grant, it may be exercised as to not more than one-third (1/3) of the Shares originally subject to the Option.

                                    (ii) After two (2) years from the date of
                           grant, it may be exercised as to not more than an aggregate of two-thirds (2/3) of the Shares originally subject to the Option.

                                    (iii) After three (3) years from the date of
                           grant, it may be exercised as to any part or all of the Shares originally subject to the Option.

                  6.3 TERMINATION OF DIRECTORSHIP. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), then (a) an Option may be exercised by the Director (to the extent that the Director was entitled to do so at the termination of his

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         directorship) at any time within the later of (i) three (3) months after he ceases to be a member of the Board, and (ii) nine (9) months after the most recent grant of an Option to the Director pursuant to the Plan, but not beyond the Term of the Option, and (b) the portion of any Option that has not vested as of the date the Director ceases to be a member of the Board shall automatically terminate.

                  6.4 DEATH OR DISABILITY OF DIRECTOR. If a Director dies or becomes disabled while he is a member of the Board, an Option may be exercised in full, by his Successor in the event of death, or by him or his personal representative, as the case may be, in the event of disability, at any time within twelve (12) months after he ceases to be a member of the Board on account of such death or disability, but not beyond the Term of the Option; provided, however, in the event of disability, the Option may not be exercised prior to the six month anniversary of the date the Option was granted. If a Director, following the termination of his directorship, shall die within the later of (i) three (3) months after the date he ceases to be a member of the Board, and (ii) nine (9) months after the most recent grant of an Option to the Director pursuant to the Plan, an Option may be exercised (to the extent the Director shall have been entitled to do so at the time of his death), by his Successor, at any time within twelve
         (12) months after his death, but not beyond the Term of the Option.

         7.       EXERCISE OF RIGHTS UNDER AWARDS.
                  --------------------------------

                  7.1 NOTICE OF EXERCISE. A Director entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be

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         purchased, which payment shall be made in cash or by certificates of
         Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company's Secretary, or such other person as the Committee may designate. No fractional Shares shall be issued.

                  7.2 CASHLESS EXERCISE PROCEDURES. The Company, in its sole discretion, may establish procedures whereby a Director, subject to the requirements of Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Company elects to establish a cashless exercise program, a Director may utilize such program but only in accordance with such administrative procedures and policies as the Company deems appropriate and such procedures and policies shall be binding on any Director wishing to utilize the cashless exercise program.

         8. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a shareholder with respect to the Shares subject to purchase or receipt under his Option, except to the extent that one or more certificates for such Shares shall be issuable to the holder upon the due exercise of the Option and the payment in full of the purchase price therefor.


         9. NONTRANSFERABILITY OF OPTIONS. An Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder, or in the event of death, the holder's Successor, or

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in the event of disability, the holder's personal representative, or (b)
pursuant to a qualified domestic relation order, as defined in the Code or ERISA or the rules thereunder.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option, in cash or in Shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current Fair Market Value of the Shares subject to such Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

         11. CHANGE IN CONTROL. Notwithstanding anything to the contrary herein or in any Option Agreement, in the case of a Change in Control of the Company, each Option granted under the Plan shall terminate on the later of (i) ninety
(90) days after the occurrence of such Change in Control, and (ii) seven (7) months following the date of grant of each such Option, and an Option

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holder shall have the right, commencing at least five (5) days prior to such
Change in Control and subject to any other limitation on exercise of an Option in effect on the date of exercise, to immediately exercise any Option in full, without regard to any vesting limitations, to the extent it shall not have been previously exercised.

         12. FORMS OF OPTIONS. An Option shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Option by a Director, the Secretary of the Company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Director, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement, in such form as may from time to time hereafter be approved by the Committee, which shall have been duly executed by or on behalf of the Company. Execution by the Director to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Option.

         13. TAXES. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option.

         14. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date the Plan is adopted by the Board, and an Option shall not be granted under the Plan after that date although the terms of any Option may be amended at any date prior to the end of its Term in accordance with the Plan. Any Option outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

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         15. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval under Rule 16b-3 would be required. Notwithstanding the foregoing, the Plan may not be amended more than once every six (6) months to change the Plan provisions listed in section (c)(2)(ii)(A) of Rule 16b-3, other than to comport with changes in the Code, ERISA or Rule 16b-3. Notwithstanding any discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

         16. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to an Option exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant thereto.

         17. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         18. EFFECTIVENESS OF THE PLAN. The Plan was approved by the Board on October 13, 1997, and shall become effective on the Effective Date.


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         19. OTHER PROVISIONS. As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

         20. PENNSYLVANIA LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Pennsylvania.

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